UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

EXCLUSIVE BUILDING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

914 Park Knoll Lane, Katy, Texas 77450

(Address of principal executive offices)

Registrant's telephone number, including area code

(281) 398-1433

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

       .   Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations both in the United States and internationally, if applicable, operating costs, our ability to achieve revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the "SEC"). These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "Exclusive" or the "Registrant" refer to Exclusive Building Services, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 29, 2012, the Board of Directors and the holders of a majority of the Company’s issued and outstanding common shares voted to amend Article vii of the Company’s Articles of Incorporation to increase the authorized number of common shares that the Company may issue from 99,000,000 to 500,000,000.

Item 8.01 Other Events.

The Board of Directors and the holders of a majority of the Company’s issued and outstanding common shares voted to approve a 31.25 for 1 forward split of the Company’s common stock. The record date of the forward split is March 17, 2012, and the payment date is March 19, 2012. Following the forward split the number of issued and outstanding common shares increases from 11,500,000 to 359,975,000.

On January 10, 2012, the Company incorporated a wholly-owned subsidiary, TO Sports Innovation, Inc. (“TO”), in Nevada. TO was inactive until March 15, 2012.

TO has entered into agreements with three individuals who have agreed to bring their business plan to TO and become officers. These men are:

•

Peter W. Busch, CEO, 56, a descendent of Adolphus Busch, founder of Anheuser-Busch Companies, moved to Vero Beach in 1984 to take over ownership and operation of the local beer distributor. He is former president of Florida Beer Wholesalers Association and has been very active in charitable organizations including the Busch Wildlife Sanctuary which provides free comprehensive medical and rehabilitative care to over 5,000 wild animal patients each year with the ultimate goal of returning recovered animals to their natural habitats.

•

Toby McBride, Vice President of Sales, 44, has over 18 years of experience in the beverage industry. He has been involved in the launch of product brands, Sobe, Arizona Iced Tea and Xyience. He began his career with Whole Foods as a National Buyer and left Whole Foods to join Sobe.

•

Michael Holley, Vice President of Production, 37, has been in the beverage industry for over 16 years. He has been involved in the launch of product brands, Arizona Iced Tea and Xyience. He began his career in the wine and spirits industry launching new products and calling on key accounts.

Messs. Holley and McBride will devote 100% of their time to TO. Mr. Busch will devote 50% of his time to TO.

TO has now entered into an exclusive license agreement with Dethrone Royalty, Inc. giving TO the right to use the Dethrone Trademark worldwide in connection with the manufacture and sale of sports performance or energy drinks along with any other non-alcoholic beverage under the Trade Name, Dethrone Beverages.

The License Agreement with Dethrone Royalty, Inc. is for five years and requires payments as follows:

Year	Royalty
1	12% of Gross Profit
2	$50,000 plus 8% of Gross Profit
3	$100,000 or 6% of Gross profit, whichever is higher
4	$150,000 or 6% of Gross profit, whichever is higher
5	$200,000 or 6% of Gross profit, whichever is higher

The License Agreement with Dethrone Royalty, Inc. specifies minimum levels of sales which, if not attained by TO, gives Dethrone Royalty, Inc. the right to terminate the License Agreement. These minimums are as follows:

Year	Minimum Sales
1	$ -0-
2	$3,000,000
3	$6,000,000
4	$9,000,000
5	$12,000,000

The License Agreement with Dethrone Royalty, Inc. also requires TO to maintain various liability insurance coverage.

The three officers have formulas that will be used for the initial products that are planned. They have undertaken efforts to raise the financing necessary to manufacture the initial products using outside contractors and implement marketing programs. The initial amount that will be sought is approximately $300,000, although no assurances can be given as to the likelihood or timing of raising the needed funds.

TO is currently in negotiations with two production facilities but no agreement has been executed as yet.

TO’s initial address will be 5137 E. Armor St., Cave Creek, AZ 85331, which is being provided by one of the officers at no incremental cost to himself. There is no lease agreement.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.4   License Agreement with Dethrone Royalty, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2012

Exclusive Building Services, Inc.

 (Registrant)

/s/ Patricia G. Skarpa

Patricia G. Skarpa

Chief Executive Officer and Chief Financial Officer

3